                                                                      Exhibit 20


                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   April 1, 1999 to April 30, 1999
Distribution Date:   May 17, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                    Class A/B/C Note Amount
                                                                                                or Certificate Amount
                                                                                              --------------------------
(i)     Principal Distribution
          Class A-1 Note Amount                                                 17,296,601.46               160.1537172
          Class A-2 Note Amount                                                          0.00                 0.0000000
          Class A-3 Note Amount                                                          0.00                 0.0000000
          Class A-4 Note Amount                                                          0.00                 0.0000000
          Class B Note Amount                                                            0.00                 0.0000000
          Class C Note Amount                                                            0.00                 0.0000000
          Certificates Amount                                                            0.00                 0.0000000

(ii)    Interest Distribution
          Class A-1 Note Amount                                                    394,773.84                 4.4088889
          Class A-2 Note Amount                                                    702,129.24                 4.6871111
          Class A-3 Note Amount                                                    451,807.50                 4.6916667
          Class A-4 Note Amount                                                    683,567.50                 4.8583333
          Class B Note Amount                                                      193,515.00                 5.0000000
          Class C Note Amount                                                      160,686.50                 5.9000000
          Certificates Amount                                                       98,758.03                 7.8166667

(iii)   Total Pool Balance of Notes and Certificates (end of
        Collection Period)                                                     537,616,127.16

(iv)    Class A-1 Notes Balance (end of Collection Period)                      72,243,837.16
        Class A-1 Pool Factor (end of Collection Period)                                                      0.6689244
        Class A-2 Notes Balance (end of Collection Period)                     149,800,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                      1.0000000
        Class A-3 Notes Balance (end of Collection Period)                      96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                      1.0000000
        Class A-4 Notes Balance (end of Collection Period)                     140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                      1.0000000
        Class B Notes Balance (end of Collection Period)                        38,703,000.00
        Class B Pool Factor (end of Collection Period)                                                        1.0000000
        Class C Notes Balance (end of Collection Period)                        27,235,000.00
        Class C Pool Factor (end of Collection Period)                                                        1.0000000
        Certificates Balance (end of Collection Period)                         12,634,290.00
        Certificates Pool Factor (end of Collection Period)                                                   1.0000000

(v)     Basic Servicing Fee                                                        450,406.32                 0.8110691

(vi)    Aggregate Realized Losses                                                  173,408.68
        Aggregate Net Losses                                                       130,803.59
        Cummulative Net Losses for all periods                                     146,123.83

(vii)   Reserve Account Balance after Giving Effect to Payments                 15,760,320.55
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments       15,760,320.55
        Made on Distribution Date
        Distribution to Seller from Reserve Account                                      0.00
        Draws on Reserve Account                                                         0.00
        Deposits to Reserve Account                                                      0.00

                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   April 1, 1999 to April 30, 1999
Distribution Date:   May 17, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                  Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                    Class A/B/C Note Amount
                                                                                                or Certificate Amount
                                                                                              --------------------------
(viii)   Class A-1 Notes Interest Carryover Shortfall                                    0.00                 0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                    0.00                 0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                    0.00                 0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                    0.00                 0.0000000
         Class B Notes Interest Carryover Shortfall                                      0.00                 0.0000000
         Class C Notes Interest Carryover Shortfall                                      0.00                 0.0000000
         Certificates Interest Carryover Shortfall                                       0.00                 0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                   0.00                 0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                   0.00                 0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                   0.00                 0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                   0.00                 0.0000000
         Class B Notes Principal Carryover Shortfall                                     0.00                 0.0000000
         Class C Notes Principal Carryover Shortfall                                     0.00                 0.0000000
         Certificates Principal Carryover Shortfall                                      0.00                 0.0000000

(ix)     Additional Principal Distributable Amount                               2,137,714.84

(x)      Aggregate Purchase Amount of Receivables Repurchased by the                     0.00
         Seller or purchased by Servicer

(xi)     Delinquent Contracts
                                                                             Number                          Balance
                                                                   -----------------------------------------------------
           30-59 Days                                                         282                          4,497,715.36
           60-89 Days                                                          67                          1,212,321.19
           90 Days or More                                                     2                              17,828.63
           Financed Vehicles Repossessed but not yet charged off               46                            573,301.65


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                0.1141455
Weighted Average Remaining Term of Remaining Portfolio                             58.4100453

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                      0.0000000
     (ii)   Preceding Collection Period                                             0.0125527
     (iii)  Current Collection Period                                               0.0023416
     (iv)   Three Month Average                                                     0.0049648

Ending Portfolio Balance                                                       525,344,018.37



                                     Page 2